PROMISSORY NOTE

$137,061.80
As of October 31, 1996


                  This is that certain Note (the "Note") referred to in Section 9.2(h) of the Agreement of Merger (the "Merger Agreement"), dated as of July 2, 1996, by and among Entertainment/Media Acquisition Corporation, a Delaware corporation (the "Maker"); Overseas Filmgroup, Inc., a Delaware corporation and Ellen Dinerman Little and Robert B. Little (Ellen Dinerman Little and Robert B. Little being referred to herein as the "Payees").

                  FOR VALUE RECEIVED, the undersigned Maker hereby promises to pay to the order of Payees the principal sum of One Hundred Thirty Seven Thousand Sixty-One and Eighty Cents ($137,060.80), together with interest on the principal balance hereof from time to time outstanding hereunder from the date hereof until paid, as hereinafter provided.

         1.       Interest Accrual and Payment.

                  (a) The unpaid principal balance of this Note from time to time shall bear cumulative interest at the rate of nine percent (9%) per annum. The unpaid principal balance of this Note and all accrued interest shall be paid to Payees on the first anniversary of this Note.

                  (b) Upon any default in payment of any amount when due hereunder, Maker shall pay interest on all amounts in default, from such due date through the date such defaulted amounts are received by Payees, at the rate per annum equal to fifteen percent (15%).

                  (c) All payments hereunder shall be made in immediately available funds in lawful money of the United States of America.

         2.  Events of Default/Acceleration.

                  This Note (the entire unpaid principal balance together with accrued interest thereon) shall become immediately due and payable, automatically and without notice or demand or any required action on the part of Payees or Maker, upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

                  (a) If a default shall occur in the payment of principal or interest then due on this Note, as and when the same shall become due and payable; or






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                  (b) If Maker shall (i) apply for or consent to the
appointment of a receiver, trustee or liquidator of its assets or any of its property; (ii) admit in writing its inability to pay its debts as they mature;
(iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; or (v) file a voluntary petition in bankruptcy, or make a plan with creditors or take advantage of any bankruptcy, reorganization, insolvency, or readjustment of debt law or other similar law, or file an answer admitting the material allegations of any petition filed against it in any proceeding under any such law, or if any action be taken by it for the purpose of effecting any of the foregoing; or

                  (d) If a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver for the assets or affairs, or any part of the assets or affairs, of the undersigned and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days.

         3.       Voluntary Prepayment.

                  This Note (including any accrued interest) may be prepaid at any time or times in whole or in part without premium or penalty.

         4.       Miscellaneous.

                  (a) Maker hereby waives presentment, demand, notice, protest and all other forms of demand and notice concerning this Note and consents to each and every extension or postponement to this Note (and any such extension may be made without notice to the Maker and without in any way affecting or discharging this liability) and to the addition, substitution or release of any person primarily or secondarily liable hereunder. No delay or omission by the Payees or any other holder hereof in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion. The right to plead any and all statutes of limitation as a defense to demand hereunder is hereby waived to the extent permitted by law.

                  (b) All notices, requests, demands and other communications hereunder shall be deemed to have been given if the same shall be in writing and shall be delivered personally or sent by confirmed facsimile or confirmed courier, and addressed as set forth below:

                           (i)      if to the Maker, to:

                                    Entertainment/Media Acquisition Corporation
                                    8800 Sunset Boulevard
                                    Los Angeles, CA 90069
                                    (with such notices, after the date hereof, addressed to "Overseas Filmgroup, Inc.",
                                    Attention: Chief Financial Officer)






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                           (ii)     if to the Payees, to

                                    Ellen Dinerman Little
                                    Robert B. Little
                                    12309 Viewcrest Road
                                    Studio City, CA 91604

                  (c) Any provision in this Note which is prohibited by law shall be ineffective, but only to the extent of such prohibition, without invalidating any other provision hereof.

                  (d) Notwithstanding any contrary provision herein, Payees shall not at any time charge, and Maker shall not be required to pay, interest which exceeds the maximum rate of interest applicable to this Note that is permissible under the laws of the State of Delaware. If any interpretation of the provisions of this Note would require Maker to pay interest or other fees or sums the payment of which would, in the opinion of Payees or their counsel, constitute a violation of the above-stated intention of the parties, such payment shall be applied to reduce the principal balance hereunder unless Payees shall otherwise advise Maker in writing as to what reduced amount of interest or other charges or fees shall be paid. Thereupon, this Note shall be deemed to be interpreted and intended to read as set forth herein as the true intention of the parties.

                  (e) This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to its conflicts of law provisions.

                  (f) This Note shall be binding upon and enforced against the undersigned and its successors and assigns and shall inure to the benefit of the Payees of this Note and their respective successors and assigns. This Note may not be assigned or any interest in this Note transferred by Maker except upon the express prior written permission of Payees. No change in this Note shall be effective unless made in a writing duly executed by both Maker and Payees.

                  (g) Maker agrees to pay all costs, charges and expenses incurred by the Payees and its assigns (including, without limitation, costs of collection, court costs, and reasonable attorneys' fees and disbursements) in connection with the enforcement of the Payees' rights under this Note, all of which are hereby deemed additions to the principal amount due pursuant to this Note.

                  (h) Time is of the essence of this Note and failure to comply in a timely manner with any provision herein shall be a material breach of this Note.

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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Note as of the date first set forth above.


                                  MAKER:

                                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION


                                  By:      /s/ Scot K. Vorse
                                  Name:  Scot K. Vorse
                                  Title:  Vice President